Exhibit 107

Calculation of Filing Fee Table

424(b)(7)

(Form Type)

ARAMARK

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(r)	21,262,245	$39.75	$845,174,238.75	$0.0001102	$93,138.20

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amount							$93,138.20

	Total Fees Previously Paid							—

	Total Fee Offsets							$93,138.20 (3)

	Net Fee Due							—

Carry Forward Securities

N/A

Table 2: Fee Offset Claims and Sources

	Registrant or File Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claim	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	Aramark	424(b)(7)	333-253208	February 17, 2021		$96,012.31 (3)	Equity	Common Stock, par value $0.01 per share	24,575,245 shares (3)	$880,039,524 (3)

Fee Offset Sources	Aramark	424(b)(7)	333-253208		February 17, 2021						$93,138.20 (3)

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-3ASR (Registration No. 333-253208) also covers any additional common shares which become issuable in connection with any stock dividend, stock split, recapitalization or other similar transactions with respect to the securities being registered pursuant to that registration statement.

(2) The registration fee is calculated in accordance with Rule 457(r) of the Securities Act and represents deferred payment of the registration fees in connection with the Registrant’s registration statement on Form S-3ASR (Registration No. 333-253208) paid with the filing of this prospectus supplement.

(3) The registrant is registering 21,262,245 shares of common stock having a maximum aggregate offering price of $845,174,238.75 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The registrant had previously registered 24,575,245 shares of common stock having an aggregate offering price of up to $880,039,524, offered by means of a prospectus supplement dated February 17, 2021 (the “2021 Prospectus Supplement”) and an accompanying prospectus dated February 17, 2021 pursuant to a Registration Statement filed on Form S-3ASR (File No. 333-253208) with the Securities and Exchange Commission (“SEC”). In connection with the filing of the 2021 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $96,012.31. As of the date hereof, none of these securities were sold pursuant to the 2021 Prospectus Supplement, which is being superseded and replaced by the Current Prospectus Supplement, and the offering of all 24,575,245 shares of unsold securities pursuant to the 2021 Prospectus Supplement terminated on August 9, 2023. Pursuant to Rule 457(p) under the Securities Act, $93,138.20 of the registration fees that were paid with respect to the securities that were previously registered pursuant to the 2021 Prospectus Supplement and were not sold thereunder is offset against the registration fee of $93,138.20 due in connection with the filing of the Current Prospectus Supplement, and $2,874.11 of such previously paid amount not offset hereunder remains available for future registration fee offset.